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                                                                    Exhibit 10.1

                         PREMIER NATIONAL BANCORP, INC.
                           DIRECTORS' RETIREMENT PLAN
                            (Effective July 1, 1999)


        In addition to any other terms defined in this Plan, the following terms have the following meanings:

          (a) "Beneficiary" means the person or persons, natural or otherwise,
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designated by a Director pursuant to Section 6 hereof to receive any death benefit payable hereunder pursuant to Section 6 hereof.

          (b) "Board" means the Board of Directors of the Company, Progressive
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Bank, Inc., Hudson Chartered Bancorp, Inc., Community Bancorp, Inc. or Fishkill
National Corporation.

          (c) "Change in Control" means a change in control of the Company of a
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nature that would be required to be reported after July 1, 1999 in response to
Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirement; provided, however, that without limitation, a Change in Control shall be deemed to have occurred if after July 1, 1999:

              (i) the Company consummates a merger, consolidation, share exchange, division or other reorganization or transaction of the Company (a "Fundamental Transaction") with any other corporation, other than a Fundamental Transaction that the Premier Board declares a "merger of equals" or that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty-one percent (51%) of the combined voting power immediately after such Fundamental Transaction of
(A) the Company's outstanding securities, (B) the surviving entity's outstanding securities, or (C) in the case of a division, the outstanding securities of each entity resulting from the division;

              (ii) the shareholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company's assets; or

              (iii) as a result of a proxy contest, individuals who, prior to the conclusion thereof, constituted the Premier Board (including for this purpose any new director whose election or nomination for election by the Company's shareholders in connection with such proxy contest was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors prior to such proxy contest) cease to constitute at least a majority of the Premier Board (excluding any Premier Board seat that is vacant or
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otherwise unoccupied).

          (d) "Company" means Premier National Bancorp, Inc.
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          (e) "Director" means a member (not including a member Emeritus) of a
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Board who is not also an employee or former employee of the Company or any of its subsidiaries, including any former member of a Board who has a vested right to a Retirement Benefit hereunder.

          (f) "Plan" means the Premier National Bancorp, Inc. Directors
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Retirement Plan as set forth herein.

          (g) "Plan Administrator" means the Premier Board or such person or
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committee designated by the Premier Board to administer this Plan.

          (h) "Premier Board" means the Board of Directors of the Company.
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          (i) "Termination of Service" means any termination of a Director's
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service on a Board for any reason.

          (j) "Vesting Date" means, with respect to a Director, the earlier of
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(i) the Director's Termination of Service on the Premier Board with the consent of the Company (which consent shall not be unreasonably withheld) or at the request of the Company, in either case after completing of five Years of Service, (ii) the Director's death or disability after completing five Years of Service, (iii) the Director's having attained at least age 70, and (iv) the occurrence of a Change in Control.

          (k) "Years of Service" means a Director's years of service (including
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fractions thereof based on full calendar quarters of service) as a member of a
Board (or as a member of the Board of Directors of a subsidiary of the Company, Progressive Bank, Inc., Hudson Chartered Bancorp, Inc., Community Bancorp, Inc. or Fishkill National Corporation while not also concurrently serving as a member of a Board).

       2. Eligibility. Each person who is a Director on or after July 1, 1999
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shall be covered by this Plan as of the later of (a) July 1, 1999 or (b) the date such person first becomes a Director; provided, however, that in the case of a Director who was a member of the Board of Directors of Progressive Bank, Inc., such Director shall not be covered by this Plan unless the Director waives in writing, in a form prescribed by the Plan Administrator, all of the Director's rights under the Progressive Bank, Inc. Noncontributory Retirement and Severance Plan for Certain Members of the Board of Directors.

       3. Eligibility For Retirement Benefit. A Director who serves as a
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Director until the Director's Vesting Date shall be entitled to receive a
Retirement Benefit equal to the Director's Accrued Benefit, as determined in accordance with Section 4 hereof and paid in accordance with Section 5 hereof. A Director who does not continue to serve as a

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Director until his or her Vesting Date shall not be entitled to any Retirement
Benefit hereunder

       4. Amount of Accrued Benefit. A Director's Accrued Benefit shall be
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equal to $75,000 reduced by the product of (a) $5,000 and (b) the difference between (i) 15 and (ii) the Director's Years of Service (not in excess of 15).

       5. Payment of Retirement Benefit.
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          (a) Lump-Sum Payment. Except as provided in Section 5(b) hereof, the
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Company shall pay to a Director the Director's Retirement Benefit as soon a practicable after the Director's Termination of Service, in the form of a single lump-sum cash payment.

          (b) Deferral of Payment. A Director may elect, in lieu of receiving
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his or her Retirement Benefit in the form of a lump-sum cash payment pursuant to
Section 5(a) hereof, to have the amount of the Director's Retirement Benefit credited to a Deferred Compensation Account established in the Director's name under the Premier National Bancorp, Inc. Deferred Compensation Plan (the
"Premier Deferred Compensation Plan"), and any such amount so credited shall be administered and paid in accordance with the terms of such plan. Any such election shall be made (i) not later than the later of (A) August 1, 1999, or
(B) 30 days after a Director first becomes a Director, or (ii) if the Plan Administrator consents, at any time at least one year prior to the Director's Termination of Service. Once made, an election may not be revoked except with the consent of the Plan Administrator, and any such revocation shall not be effective unless made at least one year prior to the Director's Termination of Service. If a Director does not make an effective election pursuant to this
Section 5(b), his or her Retirement Benefit shall be paid in accordance with
Section 5(a) hereof.

       6. Death of a Director; Designation of Beneficiary.
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          (a) Death Benefit. In the event of a Director's death prior to payment
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of the Director's Retirement Benefit to the Director pursuant to Section 5(a)
hereof or the crediting of the amount of such benefit to a Deferred Compensation Account established in the Director's name under the Premier Deferred Compensation Plan pursuant to Section 5(b) hereof, the Company shall, as soon as practicable after the Director's death, pay to the Director's Beneficiary the amount of the Director's Accrued Benefit as of the date of his or her death in the form of a single lump-sum cash payment.

          (b) Designation of Beneficiary. Each Director may designate from time
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to time any person or persons, natural or otherwise, as his Beneficiary or
Beneficiaries to whom benefits under Section 6(a) are to be paid in the event of his or her death. Each Beneficiary designation shall be made on a form prescribed by the Plan Administrator and shall be effective only when filed with the Plan Administrator during the Director's lifetime. Each Beneficiary designation filed with the Plan Administrator shall revoke all Beneficiary designations previously made by the Director. The revocation of a

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Beneficiary designation shall not require the consent of any designated
Beneficiary.

       7. Transferability, Attachment, Etc. Except to the extent provided in
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Section 8 hereof, a Director's rights hereunder are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Director or creditors of any successors or heirs of the Director. A Director's rights hereunder shall not be transferable other than by will or the laws of descent and distribution.

       8. Termination for Cause. Notwithstanding anything to the contrary
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herein, a Director shall immediately forfeit all right to any Retirement Benefit hereunder upon the Director's termination of membership on the Premier Board for cause pursuant to the Company's Certificate of Incorporation.

       9. General Creditor Status. Each Director shall have the status of a
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general unsecured creditor of the Company with respect to his or her rights under this Plan.

       10. Amendment and Termination. The Premier Board shall have the power at
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any time to terminate this Plan and to amend it any respect, provided that no termination or amendment of the Plan may adversely affect the rights of any Director (or a Director's Beneficiary) hereunder with respect to the Director's Accrued Benefit as of the date of such termination or amendment without the Director's or Beneficiary's, as the case may be, consent.

       11. General Provisions.
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          (a) No Additional Rights. The establishment of the Plan shall not
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confer upon any Director any legal or equitable right against the Company or any of its subsidiaries, except as expressly provided in the Plan.

          (b) No Right to Continued Board Membership. Participation in the Plan
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shall not give any Director any right to be continue as a member of a Board.

          (c) Administration and Interpretation. The Plan Administrator shall
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have discretionary authority and the responsibility to administer and interpret the Plan and any such interpretations shall be conclusive and binding upon Directors and all other persons.

          (d) Governing Law. This Plan shall be construed under the laws of the
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State of New York.

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